Exhibit 1.1

Statera Biopharma, Inc.

Underwriting Agreement

New York, New York

March 22, 2022

EF HUTTON,

division of Benchmark Investments, LLC

as Representative of the several Underwriters named on Schedule I attached hereto
590 Madison Avenue, 39th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned, Statera Biopharma, Inc., a company incorporated under the laws of Delaware (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) is acting as representative to the several Underwriters (in such capacity, the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein. It is understood that the several Underwriters are to make a public offering of the Public Securities (as defined below) as soon as the Representative deems it advisable to do so. The Public Securities are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. It is further understood that EF Hutton will act as the Representative for the Underwriters in the offering and sale of the Closing Units, the Closing Shares, the Closing Warrants, the Closing Pre-Funded Units, the Closing Pre-Funded Warrants (all as defined below) and, if any, the Option Shares and Option Warrants (as defined below) in accordance with this Agreement.

The Company hereby confirms its agreement to issue and sell to the Underwriters an aggregate of (A) 12,555,555 units (the “Units”), each Unit consisting of one share of common stock, $0.005 par value per share (“Common Stock”), of the Company together with one one year warrant to purchase one share of Common Stock and one five year warrant to purchase one share of Common Stock (the “Warrant(s)”); (B) an aggregate of zero (0) pre-funded units (the “Pre-Funded Units”), each Pre-Funded Unit consisting of one pre-funded warrant to purchase one Common Share , and one one year warrant to purchase one share of Common Stock and one five year warrant to purchase one share of Common Stock, in lieu of Units sold as part of the offering, and (C) at the election of the Representative, (i) up to an additional 1,883,333 shares of Common Stock and/or (ii) up to an additional 1,883,333 Warrants The Units and the Pre-Funded Units will not be issued or certificated. The Common Stock and the Warrants that comprise the Units and the Pre-Funded Warrants and the Warrants that comprise the Pre-Funded Units are immediately separable and will be issued separately.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Laws” has the meaning ascribed to such term in Section 3.1(o).

“Authorizations” means all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all governmental, judicial, regulatory or administrative agency, body or court, domestic or Foreign, having jurisdiction over the Company or any of their assets or business and all third parties, Foreign and domestic.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Unit Purchase Price and (ii) the Company’s obligations to deliver the Units, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the date hereof or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Share(s)” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Pre-Funded Unit(s)” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Pre-Funded Warrant(s)” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Unit(s)” shall have the meaning ascribed to such term in Section 2.1(a).

“Closing Warrant(s)” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditors” means Turner, Stone & Company, LLP, with offices located at 12700 Park Central Drive # 1400, Dallas, Texas 75251.

“Company Counsel” means the Anthony L.G., PLLC, with offices located at 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

“Company IT Systems” shall have the meaning ascribed to such term in Section 3.1(tt).

“Dollars” or “$” means United States dollars.

“EDGAR” shall have the meaning ascribed to such term in Section 3.1(f).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(n).

“Effective Date” means the date and time as of which the Registration Statement was declared effective by the Commission in accordance with the rules and regulations under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means the Financial Industry Regulatory Authority.

“Foreign” means any country other than the United States of America.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(n).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(s).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers, directors, and any record holder of 5% or more of the Company’s shares of Common Stock listed on Exhibit E attached hereto in the form of Exhibit F attached hereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permit” shall have the meaning ascribed to such term in Section 3.1(ii).

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Option Warrants” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Unit Purchase Price” shall have the meaning ascribed to such term in Section 2.1(a).

“Preliminary Prospectus” shall have the meaning ascribed to such term in Section 3.1(f).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall have the meaning ascribed to such term in Section 3.1(f).

“Prospectus Supplement” shall have the meaning ascribed to such term in Section 2.4(e).

“Public Securities” means, collectively, the Closing Units, the Closing Shares, the Closing Warrants, the Closing Pre-Funded Units, the Closing Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Closing Warrants, the Pre-Funded Warrants and Option Warrants and, if any, the Option Shares and/or Option Warrants.

“Registration Statement” shall have the meaning ascribed to such term in Section 3.1(f).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Units, Pre-Funded Units, Closing Shares, Closing Warrants, Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Closing Warrants, the Pre-Funded Warrants, the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Option Warrants, the shares of Common Stock issuable upon the exercise of the Option Warrants, and the Option Shares and Option Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means, collectively, the shares of Common Stock delivered to the Underwriters in accordance with Section 2.1(a) and Section 2.2(a).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTCQB Venture Market, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Lock-Up Agreements, the Closing Warrants, the Pre-Funded Warrants, the Warrant Agency Agreement, the Option Warrants, and all exhibits and schedules hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, LLC with a mailing address of 1 State Street, 30th Floor, New York, New York 10004, and any successor transfer agent of the Company, who shall also be the “Warrant Agent.”

“Underwriters’ Information” shall have the meaning ascribed to such term in Section 6.1.

“Underwriter Counsel” means Carmel Milazzo & Feil LLP with offices located at 55 West 39th Street, 18th Floor, New York, NY 10018.

“Unit Purchase Price” shall have the meaning ascribed to such term in Section 2.1(a).

“Warrants” shall mean the Closing Warrants, the Pre-Funded Warrants and the Option Warrants, as the context shall require.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, in the aggregate, 12,555,555 Units (each Unit consisting of one share of Common Stock (“Closing Share(s)”) and one one year warrant to purchase one share of Common Stock at an exercise price of 100% of the Unit Purchase Price and one five year warrant to purchase one share of Common Stock at an exercise price of 125% of the Unit Purchase Price (the one year warrant and the five year warrant referred to herein as the “Closing Warrant(s)”)), and each Underwriter agrees to purchase, severally and not jointly, at the Closing, the number of Units (the “Closing Unit(s)”) set forth opposite the name of such Underwriter on Schedule I attached hereto and made a part hereof at a purchase price of $0.4095 per Closing Unit (which represents 91% of the public offering price of $0.45 per Closing Unit) (the “Unit Purchase Price”) and an aggregate of zero (0) Pre-Funded Units (“Closing Pre-Funded Units”), each consisting of one Pre-Funded Warrant (“Closing Pre-Funded Warrant(s)”) at an exercise price of $0.01 per share of Common Stock and the Closing Warrants, at a purchase price of $0.4004 per Closing Pre-Funded Unit (which represents 91% of the public offering price of $0.44 per Closing Pre-Funded Unit) (the “Pre-Funded Unit Purchase Price”) The Closing Units and the Closing Pre-Funded Units are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 3.1(f) hereof).

(b) On the Closing Date, each Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to such Underwriter’s Unit Purchase Price and/or Pre-Funded Unit Purchase Price and the Company shall deliver to, or as directed by, such Underwriter its respective Closing Units and/or its respective Closing Pre-Funded Units and the Company shall deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of Underwriter Counsel or such other location (including remotely by facsimile or other electronic transmission) as the Company and Representative shall mutually agree. The Public Securities are to be offered initially to the public at the offering prices set forth on the cover page of the Prospectus (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Units and/or the Closing Pre-Funded Units, the Representative, on behalf of the Underwriters, is hereby granted an option (the “Over-Allotment Option”) to purchase (i) up to 1,883,333 additional shares of Common Stock (“Option Shares”) and/or (ii) up to 1,883,333 additional Closing Warrants (“Option Warrants”) equal to up to 15% of the total Units and/or Pre-Funded Units sold in the offering

(b) In connection with the exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares subject to the Over-Allotment Option will be equal to $0.4095 per Option Share and the purchase price to be paid for the Option Warrants will be equal to $0.0091 per Option Warrant (each and/or both, the “Option Closing Purchase Price,” as the context may require).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares and/or the Option Warrants within 45 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Shares or Option Warrants prior to the exercise of the Over-Allotment Option by the Representative and may purchase either Option Shares or Option Warrants or both Option Shares and Option Warrants in its sole discretion. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission setting forth the number of Option Shares and/or Option Warrants to be purchased and the date and time for delivery of and payment for the Option Shares and/or Option Warrants (each, an “Option Closing Date”), which will not be later than the earlier of (i) 45 days after the Execution Date and (ii) two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Underwriter Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares and/or Option Warrants does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Shares and/or Option Warrants specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to each Underwriter (if applicable) the following:

(a) At the Closing Date, the Closing Shares and Closing Warrants and/or the Closing Pre-Funded Warrants and Closing Warrants, and, as to each Option Closing Date, if any, the applicable Option Shares and/or Option Warrants, which shares of Common Stock, Pre-Funded Warrants and Closing Warrants shall be delivered by certificates (in form and substance satisfactory to the Representative) representing the Closing Shares and Closing Warrants and/or the Closing Pre-Funded Warrants and Closing Warrants (or uncertificated through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters;

(b) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered legal opinion and negative assurance letter of Company Counsel as set forth in Exhibit A hereto, dated as of the Closing Date, and dated as of each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(c) At the Closing Date and at each Option Closing Date, if any, the duly executed and delivered certificate of the Chief Executive Officer of the Company as set forth in Exhibit B hereto, with respect to certain intellectual property matters, addressed to the Underwriters, dated as of the Closing Date and each Option Closing Date, if any, in form and substance satisfactory to counsel to the Underwriters;

(d) Contemporaneously herewith, a comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditors dated, respectively, as of the date of this Agreement and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any;

(e) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officers’ Certificate, substantially in the form required by Exhibit C attached hereto;

(f) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate, substantially in the form required by Exhibit D attached hereto;

(g) On the Closing Date and on each Option Closing Date, if any, a certificate of good standing from the Secretary of State of Delaware for the Company and a certificate of good standing for each subsidiary of the Company from the Secretary of State (or similar authority) in each respective jurisdiction of their organization, each dated as of such Closing Date or each Option Closing Date;

(h) On or before the Execution Date, the Company’s officers, directors, and any record holder of 5% or more of the Company’s shares of Common Stock listed on Exhibit E attached hereto shall have delivered to the Representative the Lock-Up Agreements in the form of Exhibit F attached hereto;

(i) On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Certificate of the Company’s Chief Financial Officer, substantially in the form required by Exhibit G attached hereto;

(j) On the Closing Date, the Company and the Transfer Agent shall execute and deliver the Warrant Agency Agreement for the Closing Warrants and the Closing Pre-Funded Warrants in a form satisfactory to the Representative;

(k) On the Closing Date, the Company shall have obtained CUSIP numbers for the Closing Warrants and Pre-Funded Warrants; and

(l) Such other customary certificates or documents as the Underwriters and Underwriters’ Counsel may have reasonably requested.

2.4 Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(a) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed or such performance shall have been waived by the Representative;

(c) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(d) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(e) the Company shall have filed the supplement to the Prospectus pursuant to Rule 424(b)(5) of the rules of the Commission (“Prospectus Supplement”);

(f) by the Execution Date, if required by FINRA, the Underwriters shall have received a notice of no objections from FINRA as to the amount of compensation allowable or payable to and the terms and arrangements for acting as the Underwriters as described in the Registration Statement;

(g) the Closing Shares, the shares of Common Stock underlying the Closing Warrants, the shares of Common Stock underlying the Pre-Funded Warrants, the shares of Common Stock underlying the Option Warrants and the Option Shares shall have been approved for listing on the Nasdaq Capital Market;

(h) the Company has filed with the Commission a Form 8-A (File No: 001-32954) providing for the registration pursuant to Section 12(b) under the Exchange Act of the Common Stock; and such Form 8-A has become effective under the Exchange Act. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration; and

(i) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order applicable to the Company shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; (iv) since the date of the latest balance sheet included in the Registration Statement or the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor has it entered into any material transactions not in the ordinary course of business, other than pursuant to this Agreement and the transactions referred to herein or those liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus; (v) the Company has not paid or declared any dividends or other distributions of any kind on any class of its capital stock; (vi) the Company has not altered its method of accounting; and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

If any of the conditions specified in this Section 2.4 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Representative’s counsel pursuant to this Section 2.4 shall not be reasonably satisfactory in form and substance to the Representative and to Representative’s counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the Subsidiaries of the Company are set forth in the Prospectus. Except as described in the Registration Statement or the Prospectus and except with respect to the pledge of the equity interests in its Subsidiaries to Avenue Venture Opportunities Fund, L.P., the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation or formation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a Foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including but not limited to, the issuance of the Closing Units, Closing Shares, Closing Warrants, Closing Pre-Funded Units, Closing Pre-Funded Warrants, Option Shares and Option Warrants and the shares of Common Stock underlying the Closing Warrants, Closing Pre-Funded Warrants and Option Warrants. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including U.S. and Foreign federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, Foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus which has been filed, (ii) such filings as are required to be made under applicable state securities laws which have been made by the Company, (iii) the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and (iv) application(s) to each applicable Trading Market for the listing of the Common Stock to be issued hereunder (including the shares of Common Stock to be issued upon the exercise of the Closing Warrants, the Pre-Funded Warrants and the Option Warrants) for trading thereon in the time and manner required thereby (collectively, the “Required Approvals”).

(f) Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectuses, for the registration of the Securities under the Securities Act, which Registration Statement has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on May 29, 2020. Copies of such Registration Statement and of each amendment thereto, if any, heretofore filed by the Company with the Commission have been delivered to the Underwriters. The term “Registration Statement” means such registration statement on Form S-3 (File No. 333-238578), as amended, as of the relevant Effective Date, including financial statements, all exhibits and any information deemed to be included or incorporated by reference therein, including any information deemed to be included pursuant to Rule 430A or Rule 430B of the Securities Act and the rules and regulations thereunder, as applicable. If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) of the Securities Act and the rules and regulations thereunder for such registration statement to become effective upon filing with the Commission (the “Rule 462 Registration Statement”), then any reference to the “Registration Statement” shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term “Preliminary Prospectus” as used herein means a preliminary prospectus supplement as contemplated by Rule 424(b) of the Securities Act and the rules and regulations thereunder as included at any time as part of, or deemed to be part of or included in, the Registration Statement. The term “Prospectus” means the final prospectus dated May 29, 2020 (SEC File Number 333-238578) and the Prospectus Supplement in connection with this Offering as filed with the Commission pursuant to Rule 424(b) of the Securities Act and the rules and regulations thereunder or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Representative by the Company for use in connection with the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Representative for such use. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Exchange Act after the Effective Date, the date of the Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(g) Issuance of Common Stock and Warrants. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Closing Shares, Option Shares and the shares of Common Stock to be issued upon the exercise of the Closing Warrants, the Pre-Funded Warrants and the Option Warrants are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate actions required to be taken for the authorization, issuance and sale of the Securities have been duly and validly taken. The Securities when issued, will conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(h) Capitalization. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person other than the Representative has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents, except such rights which have been waived prior to the date hereof. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Stock or Common Share Equivalents or the capital stock of any Subsidiary. Except as disclosed in the Registration Statement, the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Common Stock or other securities to any Person (other than the Underwriters). Other than what is disclosed in the Company’s SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal, state and Foreign securities and other laws or the applicable statute of limitations has expired, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable Foreign and state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements or the applicable statute of limitations has expired. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Other than what is disclosed in the Company’s SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(i) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, to the knowledge of the Company, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has been subject to Rule 144(i) under the Securities Act; it has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 48 months. The financial statements of the Company included in the Registration Statement, the Form10-K, the Forms 10-Q, any applicable Form 8-K, the Preliminary Prospectus, the Prospectus and the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The agreements and documents described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and the SEC Reports conform in all material aspects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or a Subsidiary is a party or by which it or such subsidiary is or may be bound or affected and (i) that is referred to in the Registration Statement, the Prospectus or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company or a Subsidiary, respectively, is in full force and effect in all material respects and is enforceable against the Company or such Subsidiary and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state United States and Foreign securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as described in the Registration Statement, none of such agreements or instruments has been assigned by the Company or Subsidiary, and neither the Company nor, to the Company’s knowledge, a Subsidiary or any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company or the Subsidiary of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or Foreign, having jurisdiction over the Company, a Subsidiary or any of their assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, except as specifically disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and the issuance of Common Share Equivalents as disclosed in the Registration Statement. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made. Unless otherwise disclosed in the Registration Statement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(k) Litigation. There has not been, and to the knowledge of the Company there is not pending or contemplated, any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or Foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States or Foreign federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or contemplated, any investigation by the Commission or any Foreign governmental authority involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or the Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of the Subsidiaries is a party to a collective bargaining agreement, and the Company and the Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of the Subsidiaries to any liability with respect to any of the foregoing matters that would reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries are in compliance with all U.S. federal, state, local and Foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other United States or Foreign governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all Foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Environmental Laws. The Company and the Subsidiaries (i) are in compliance with all federal, state, local and Foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all Authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance with Laws. The Company: (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the Company, including, without limitation, all statutes, rules, or regulations relating to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including the Federal Food, Drug, and Cosmetic Act and Foreign equivalent laws regulate the research, development, testing, manufacture, packaging, storage, record-keeping, promotion, advertising, distribution, marketing, quality control, labeling, and export and import of pharmaceutical products, laws relating to the conduct of business in the internet and the Federal Hazardous Substances Act, state and Foreign laws relating to the same, and licensing and certification Laws covering any material aspect of the business of the Company (“Applicable Laws”), except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) has not received any warning letter, untitled letter or other correspondence or written notice from any other governmental authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, Authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its business as now conducted; (C) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (D) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding that if brought, would result in a Material Adverse Effect, nor, to the Company’s knowledge, has there been any material noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such communication or result in an investigation, corrective action, or enforcement action by any United States or Foreign governmental authority; (E) has not received written notice that any United States or Foreign governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority has threatened or is considering such action; (F) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (G) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall and, to the Company’s knowledge, no governmental authority has initiated, conducted or intends to initiate any such notice or action.

(p) Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

(q) Authorizations. The Company has filed and received approval of all Authorizations issued by, and has made all declarations and filings with all federal, state, local or Foreign governmental or regulatory authority that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Registration Statement and the Prospectus. To its knowledge, the Company is in compliance with and is not in violation of, or in default under, any such Authorization. To the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation, termination or modification of any Authorization or result in any other material impairment of the rights of the holder of any Authorization and the Company does not have any reason to believe that any Authorization will not be renewed in the ordinary course.

(r) Title to Assets. Except as described in the Registration Statement or the Prospectus, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state, Foreign or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(s) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights it believes are necessary or required for use in connection with their respective businesses as described in the Registration Statement or the Prospectus and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, the Company is not now infringing and, upon commercialization, will not infringe, any valid claim of any issued patents, copyrights or trademarks of others. The Company has not conducted a “freedom to operate” study. Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such action would not reasonably be expected to have a Material Adverse Effect. Other than as specifically described in the Registration Statement or the Prospectus, neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the Prospectus or the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Company’s products or planned products as described in the Registration Statement or the Prospectus violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and the Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and, to their knowledge, customary in the businesses in which the Company and the Subsidiaries are engaged. The Company does not have directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(u) Transactions With Affiliates and Employees. Except as set forth in the Registration Statement or Prospectus, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(v) Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Reports, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Except as otherwise disclosed in the Prospectus, since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and the Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and the Subsidiaries.

(w) Certain Fees. Except as set forth in the Registration Statement and Prospectus or in Section 2.1(a) of this Agreement, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. There are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Other than payments to the Underwriters for this Offering or as disclosed in the Registration Statement or Prospectus or set forth under Section 2.1(a) of this Agreement, the Company has not made and has no agreements, arrangements or understanding to make any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the 180-day period preceding the initial filing of the Registration Statement through the 90-day period after the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(x) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(y) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary, other than those rights that have been disclosed in the Registration Statement or have been waived or satisfied.

(z) Compliance with Exchange Act. (i) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company has filed with the Commission a Form 8-A (File No. 001-32954) providing for the registration of the Common Stock and the Closing Warrants, Pre-Funded Warrants and the Option Warrants pursuant to Section 12(b) under the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock or Warrants under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Company’s SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. The Common Stock, including the Closing Shares, Option Shares and the shares of Common Stock to be issued upon the exercise of the Closing Warrants, the Pre-Funded Warrants and the Option Warrants have been approved for listing on the Nasdaq Capital Market. Except as described in the Registration Statement or the Prospectus and except for the Company currently not complying with the minimum bid price rule (bid price for the Company’s Common Stock for the preceding 30 consecutive business days being below the minimum $1.00 per share) under Nasdaq Listing Rules 5550(a)(2) and 5810(c)(3)(A), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such applicable listing and maintenance requirements of the Nasdaq Capital Market.

(aa) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus that have not been described as required.

(bb) Application of Takeover Protections. Except as set forth in the Registration Statement and Prospectus, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s memorandum of association and articles of association (or similar charter documents) or the laws of its country of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(cc) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission in connection with the Offering) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Prospectus, as of its date, complies in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations. The Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Preliminary Prospectus or the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(dd) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(ee) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, through 2022, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ff) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and the Subsidiaries each (i) has made or filed all United States federal, state and local income and all Foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, Foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(gg) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to Foreign or domestic political activity, (ii) made any unlawful payment to Foreign or domestic government officials or employees or to any Foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.

(hh) Accountants. To the knowledge and belief of the Company, the Company Auditors (i) are and was an independent registered public accounting firm as required by the Exchange Act and (ii) either the Company Auditor or its replacement, shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2022.

(ii) Regulatory. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or Foreign regulatory authorities, or by any similar Foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by such authorities necessary to conduct their respective businesses as described in the Registration Statement or the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local and all Foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(jj) Stock Option Plans. As of the Execution Date, there are no outstanding stock options under the Company’s stock incentive plans, other than what is disclosed Registration Statement and Prospectus.

(kk) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ll) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Representative’s request.

(mm) Bank Holding Company Act. Neither the Company nor any of the Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of the Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of the Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, other applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(oo) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires to become inaccurate and incorrect.

(pp) FINRA Affiliation. No officer, director or, to the Company’s knowledge, any beneficial owner of 5% or more of the Company’s Common Stock or Common Stock Equivalents, has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA) that is participating in the Offering. Except for securities purchased on the open market, no Company Affiliate is an owner of stock or other securities of any member of FINRA. No Company Affiliate has made a subordinated loan to any member of FINRA. Except as set forth in the Registration Statement and Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement and the Prospectus) will be paid to any FINRA member, any persons associated with a FINRA member or an affiliate of a FINRA member. Except as disclosed in the Prospectus, the Company has not issued any warrants or other securities or granted any options, directly or indirectly, to the Representative or any of the Underwriters named on Schedule I hereto within the 180-day period prior to the initial filing date of the Prospectus. Except as disclosed in the Registration Statement and except for securities issued to the Representative as disclosed in the Prospectus and securities sold by the Representative on behalf of the Company, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Prospectus is a FINRA member, is a person associated with a FINRA member or is an affiliate of a FINRA member. To the Company’s knowledge, no FINRA member participating in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a FINRA member, the parent or affiliate of a FINRA member or any person associated with a FINRA member in the aggregate beneficially own 5% or more of the Company’s outstanding subordinated debt or common equity, or 5% or more of the Company’s preferred equity. “FINRA member participating in the Offering” includes any associated person of a FINRA member that is participating in the Offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the Offering. “Any person associated with a FINRA member” means (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a FINRA member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a FINRA member. When used in this Section 3.1(pp) the term “affiliate of a FINRA member” or “affiliated with a FINRA member” means an entity that controls, is controlled by or is under common control with a FINRA member. The Company will advise the Representative and Underwriter Counsel if it learns that any officer, director or owner of 5% or more of the Company’s outstanding shares of Common Stock or Common Share Equivalents is or becomes an affiliate or associated person of a FINRA member firm.

(qq) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to Underwriter Counsel on behalf of the Representative shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(rr) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Form S-4/A filed with the SEC on June 4, 2021captioned “Management Following the Merger.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(ss) ERISA. The Company is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”).

(tt) IT Systems. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company reasonably believes that (i) the Company and the Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”), (ii) the Company IT Systems are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted and (iii) the Company and the Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with applicable regulatory standards;

(uu) Ineligible Issuer Status. At the time of filing the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act.

(vv) Industry Data. The statistical and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(ww) Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement and the Prospectus which have not been described or incorporated by reference as required.

(xx) Diligence Materials. The Company has provided to the Representative and Representative Counsel all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or Company Counsel by the Representative.

(yy) Stabilization. Neither the Company nor, to its knowledge, any of its or its subsidiaries’ employees, directors or shareholders (without the consent of the Representative) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriters complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), and the Prospectus, as amended or supplemented, in such quantities and at such places as an Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Prospectus and the Registration Statement. The Company shall not file any such amendment or supplement to which the Representative shall reasonably and timely object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Representative, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Exchange Act Registration. For a period of three years from the Execution Date, the Company will use its best efforts to maintain the registration of the Common Stock and Warrants under the Exchange Act; provided, that such provision shall not prevent a sale, merger or similar transaction involving the Company. The Company will not deregister the Common Stock or Warrants under the Exchange Act without the prior written consent of the Representative, which consent shall not be unreasonably withheld and provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(c) Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the Representative. Any such free writing prospectus consented to by the Representative is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in the rules and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

4.3 Delivery to the Underwriters of Prospectuses. The Company will deliver to the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriters may reasonably request.

4.4 Effectiveness and Events Requiring Notice to the Underwriters. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until the later of nine (9) months from the Execution Date, and will notify the Underwriters immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state or Foreign securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) the electronic filing with the Commission of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any Foreign or state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 Review of Financial Statements. For a period of three (3) years from the Execution Date, the Company shall file with the SEC all reports required to be filed pursuant to the Exchange Act and, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit except as required by law) the Company’s financial statements included in such reports, provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

4.6 Reports to the Underwriters; Expenses of the Offering.

(a) Periodic Reports, etc. For a period of three years from the Execution Date, the Company will furnish or make available to the Underwriters copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities registered under the Exchange Act and also promptly furnish or make available to the Underwriters: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K, Form 10-K and Form 10-Q prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided that the Underwriters shall each sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative in connection with such Underwriter’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Underwriters pursuant to this Section.

(b) Transfer Sheets. For a period of three years from the Execution Date, the Company shall retain the Transfer Agent and a Warrant Agent or a transfer and registrar agent and warrant agent and registrar acceptable to the Representative for a period of at least one (1) year and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as an Underwriter may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and Warrant Agent and the DTC, provided, however, that such requests cannot be made more than once monthly; and provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(c) Trading Reports. For a period of one (1) year after the date of this Agreement, the Company shall provide to the Underwriters, at the Company’s expense, such reports published by the Trading Market relating to price and trading of such securities, as the Underwriters shall reasonably request; provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

(d) General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s common stock on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Representative’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such Foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Representative; and (g) the fees and expenses of the Company’s counsel and accountants; and (h) fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for the Representative’s counsel and any counsel to any syndicate organized by the Representative, subject to such counsel presenting reasonably detailed supporting documentation for the same. For the sake of clarity, it is understood and agreed that the Company shall be responsible for the above fees and expenses and the Representative’s external counsel's and any counsel to the syndicate’s legal costs detailed in this Section irrespective of whether the Offering is consummated or not, subject a maximum of $100,000 whether or not there is a Closing. The Representative may deduct from the net proceeds of the Offering payable to the Company on the date of Closing, or the closing of the Over-Allotment Option, if any, the expenses set forth herein to be paid by the Company to the underwriters on the terms herein. Upon the termination of this Agreement, the Company agrees to reimburse EF Hutton for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for above and to reimburse EF Hutton for the full amount of its expenses incurred to such date as provided above (which shall include, but shall not be limited to, all fees and disbursements of EF Hutton’s legal counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by EF Hutton in conducting its due diligence. In addition, the Company shall pay to the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds that the Company receives in the Offering, including the Over-allotment Option.

(e) EF Hutton shall be entitled to a cash fee equal to nine percent (9.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by EF Hutton to the Company as of the date hereof and for twelve (12) months hereafter (the “Tail Period”) in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Tail Period provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation.

(f) Following the Closing of the Offering, EF Hutton shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the date the Offering is completed (the “RoFR Period”), to act as sole investment banker, sole book-runner, and/or sole placement agent, at EF Hutton’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twelve (12) month period, of the Company, or any successor to or any current or future subsidiary of the Company, on terms and conditions customary to EF Hutton for such Subject Transactions. EF Hutton shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in a Subject Transaction and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of EF Hutton.

4.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

4.9 Internal Controls. The Company will implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. For a period of three (3) years from the Closing Date, the Company shall continue to retain a nationally recognized, independent PCAOB registered public accounting firm. The Underwriters acknowledge that Turner, Stone & Company, LLP is acceptable to the Underwriters.

4.11 FINRA. The Company shall advise the Underwriters (who shall make an appropriate filing with FINRA) if it is aware that any officer, director, 5% or greater shareholder of the Company or Person that received the Company’s unregistered equity securities in the past 180 days is or becomes an affiliate or associated person of a FINRA member firm prior to the earlier of the termination of this Agreement or the conclusion of the distribution of the Offering.

4.12 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty by the Underwriters.

4.13 Board Composition and Board Designations. The qualifications of the persons serving as board members of the Company and the overall composition of the Board of Directors shall comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Nasdaq Stock Market LLC and, if applicable, at least one member of the Board of Directors must qualify as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.14 Securities Laws Disclosure; Publicity. At the request of the Representative, by 9:00 a.m. (New York City time) on the calendar day following the date hereof, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Representative shall consult with each other in issuing any press releases with respect to the Offering, and neither the Company nor any Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior consent, which consent will not be unreasonably withheld, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.15 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Underwriter of the Securities is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Underwriter of Securities could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities.

4.16 Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times while the Over-Allotment Option is outstanding, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Closing Shares, Common Stock issuable upon the exercise of the Closing Warrants, the Pre-Funded Warrants, the Option Shares and Common Stock issuable upon the exercise of the Option Warrants pursuant to the Over-Allotment Option.

4.17 Listing of Common Stock. The Company agrees to use its commercially reasonable best efforts to effect and maintain the trading of the Common Stock, including the Closing Shares, the Common Stock issuable upon the exercise of the Closing Warrants and of the Pre-Funded Warrants, the Option Shares and Common Stock issuable upon the exercise of the Option Warrants on the Nasdaq Capital Market for at least three (3) years after the Closing Date; provided that such provision shall not prevent a sale, merger or similar transaction involving the Company.

4.18 Capital Changes. Until seventy five (75) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Representative.

4.19 Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the Offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.20 Directors and Officers Insurance. The Company shall continue to maintain the level of D&O insurance obtained by the Company as of the date hereof in a manner consistent with the Company’s business and industry standards at least for a period of two (2) years after the Closing.

4.21 Restriction on Sales of Capital Stock. The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the “Company Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any units, shares of capital stock or warrants of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any units, shares of capital stock or warrants of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company without notice to the Representative, other than entering into a line of credit or senior credit facility with a traditional bank or other lending institution, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 4.21 shall not apply to the Common Stock to be sold hereunder (including the Common Stock issuable upon exercise of the Warrants and the Option Warrants and the Option Shares).

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within thirty six (36) hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such thirty six (36) hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Units or Closing Pre-Funded Units or Option Shares or Option Warrants, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if a Representative is the defaulting Underwriter, the non-defaulting Underwriters, may determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriters. The Company shall indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act and the rules and regulations thereunder, as applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained the Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (collectively, “Marketing Materials”) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iv) in whole or in part any inaccuracy in any material respect in the representations and warranties of the Company contained herein; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage is based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Underwriters’ Information. This indemnity agreement will be in addition to any liability that the Company might otherwise have. For all purposes of this Agreement, the information set forth in the Prospectus Supplement in the “Price Stabilization, Short Positions and Penalty Bids” and “Electronic Distribution” sections under the caption “Underwriting” constitutes the only information (the “Underwriters’ Information”) relating to the Underwriters furnished in writing to the Company by the Underwriters through the Representative specifically for inclusion in the Preliminary Prospectus or the Prospectus.

6.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its affiliates, the directors, officers, employees and agents of the Company and each other person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement to it, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commissions received applicable to the Securities purchased by such Underwriter hereunder.

6.3 Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 6 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable out-of-pocket costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) the indemnified party has reasonably concluded that a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), (iv) the indemnifying party does not diligently defend the action after assumption of the defense, or (v) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) effected without its written consent if (A) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (B) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

6.4 Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable, the Company and the Underwriters shall contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution), to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Securities pursuant to this Agreement. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.4 shall be deemed to include, for purpose of this Section 6.4, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, and each director, officer, employee, counsel or agent of an Underwriter will have the same rights to contribution as such Underwriter, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.4, will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6.4. The obligations of the Underwriters to contribute pursuant to this Section 6.4 are several in proportion to the respective number of Securities to be purchased by each of the Underwriters hereunder and not joint. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

6.5 Survival. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or any controlling Person thereof, (ii) acceptance of any of the Securities and payment therefor or (iii) any termination of this Agreement.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Representative shall have the right to terminate this Agreement by notifying the Company at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in their opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government or self-regulatory authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder which have not been cured within 10 days after notification has been given to the Company by the Representative or which by its nature is uncurable, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities.

(b) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Registration Statement, the Preliminary Prospectus and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and EF Hutton. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Failure of either party to enforce, at any time, any provision of this Agreement shall not constitute a waiver of such provision in any way or of the right of such party at any time to avail itself of such remedies as it may have for any breach or breaches of such provision.

7.5 Headings; Language. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The official language of this Agreement is the English language and it shall be interpreted in the English language for all purposes.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement is not assignable by the Company without the prior written consent of EF Hutton. EF Hutton may assign any right hereunder, or any EF Hutton assignee may further assign any right hereunder, to broker-dealer or office of supervisory jurisdiction controlled by David Boral and Joseph Rallo.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither EF Hutton nor its affiliates, and the respective officers, directors, employees, agents and representatives of EF Hutton, its affiliates and each other person, if any, controlling EF Hutton or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the gross negligence or willful misconduct of such individuals or entities. If EF Hutton shall commence an action or proceeding to enforce any provisions of this Agreement, then in the event that EF Hutton is the prevailing party in such action, suit or proceeding, in addition to the obligations of the Company under Section 6 hereof, EF Hutton shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Securities.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriters and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

7.15 No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure solely to the benefit of the parties hereto and the indemnified parties hereto, are not intended to confer upon any Person other than the parties hereto, and the Underwriters where so indicated any rights, benefits, remedies, obligations or liabilities hereunder.

[SIGNATURE PAGES FOLLOW]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

STATERA BIOPHARMA, INC.

By:
Name:	Michael K. Handley
Title:	Chief Executive Officer

Address for Notice:

Statera Biopharma, Inc.

2537 Research Boulevard

Suite 201

Fort Collins, Colorado 80526

Attn: Michael K. Handley

Chief Executive Officer

Telephone: +1 (888) 629-4155 x105

With a copy to (which shall not constitute notice):

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive

Suite 600

West Palm Beach, Florida 33401

Telephone: 561-514-0936 ext. 101

[COMPANY SIGNATURE PAGE OF UNDERWRITING AGREEMENT]

Accepted by the Representative, acting for themselves and as Representative of the Underwriters named on Schedule I hereto, as of the date first above written:

EF HUTTON, division of Benchmark Investments, LLC

By:
Name:	Sam Fleischman
Title:	Supervisory Principal

Address for Notice:

EF Hutton, division of Benchmark Investments, LLC

590 Madison Avenue, 39th Floor

New York, NY 10022

Attn: Sam Fleischman

Supervisory Principal

With Copy to (which shall not constitute notice):

Carmel, Milazzo & Feil LLP

55 W 39th St., 18th floor

New York, NY 10018

Telephone: 212-658-0458; Ext. 1001

Attention: Ross Carmel, Esq.

Email: rcarmel@cmfllp.com

[EF HUTTON SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE I

Schedule of Underwriters

Underwriters	Number of Units Being Purchased	Number of Pre-Funded Units Being Purchased	Number of Over-Allotment Warrants Being Purchased	Number of Over-Allotment Shares Being Purchased
EF Hutton, division of Benchmark Investments, LLC	12,550,555	0	3,766,666
Joseph Gunnar & Co LLC	5,000	0	0

Total	12,555,555	0	3,766,666

SCHEDULE II

Pricing Information

Number

Number of Closing Units: 12,555,555

Number of Closing Shares: 12,555,555

Number of Closing One Year Warrants: 12,555,555

Number of Closing One Year Warrants: 12,555,555

Number of Closing Pre-Funded Units: 0

Number of Closing Pre-Funded Warrants: 0

Number of Option Shares: 0

Number of Option Warrants: 3,766,666

Public Offering Price

Public Offering Price per Closing Unit: $0.45

Public Offering Price per Closing Pre-Funded Unit: $0.44

Public Offering Price per Option Share: $0.43

Public Offering Price per Option Warrant: $0.01

Underwriting Discount

Underwriting Discount per Closing Unit: $0.0405

Underwriting Discount per Closing Pre-Funded Unit: $0.0396

Underwriting Discount per Option Share: $0.0387

Underwriting Discount per Option Warrant: $0.0009

Proceeds to Company After Underwriting Discount

Proceeds to Company per Closing Unit (before expenses): $0.4095

Proceeds to Company per Closing Pre-Funded Unit (before expenses): $0.4004

Proceeds to Company per Option Share (before expenses): $0.3913

Proceeds to Company per Option Warrant (before expenses): $0.0091

Exhibit A

Opinion and Negative Assurance of Anthony L.G., PLLC

1.

The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as described in the Registration Statement or the Prospectus.

2.

The authorized capital stock of the Company is as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Description of Securities We Are Offering.” The Common Stock delivered by the Company on the date hereof and the Warrant Shares to be delivered upon the exercise of the Closing Warrants and/or the Pre-Funded Warrants have been duly authorized and, when issued and paid for as applicable and in accordance with the Underwriting Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Closing Warrants and Pre-Funded Warrants delivered by the Company on the date hereof have been duly authorized and, when issued and paid for as applicable and in accordance with the Underwriting Agreement, will be duly authorized, validly issued and fully paid. The issuance and sale of the Common Stock, the Closing Warrants, the Pre-Funded Warrants and the shares issuable upon exercise of the Closing Warrants and the Pre-Funded Warrants (the “Warrant Shares”) by the Company to the Representative pursuant to the Underwriting Agreement are not subject to any written preemptive rights, written right of first offer or written right of first refusal in each case, pursuant to the Company’s certificate of incorporation and bylaws, as amended to date, or the laws of the State of Delaware that have not otherwise been waived or satisfied.

3.

The Underwriting Agreement and the Warrant Agency Agreement have been duly and validly authorized and executed by the Company. The Company has all the requisite corporate power and authority to enter into the Underwriting Agreement and the Warrant Agency Agreement and to perform its obligations thereunder.

4.

The Underwriting Agreement and the Warrant Agency Agreement constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

5.

The execution, delivery and performance of the Underwriting Agreement and the Warrant Agency Agreement and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Common Stock, the Pre-Funded Warrants, the Closing Warrants, and the Warrant Shares do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any agreement filed as an exhibit to the Registration Statement, or (b) result in any violation of the provisions of the Company’s certificate of incorporation or bylaws, as amended to date, or (c) result in any violation of any Federal or State law or regulation, or (d) result in any violation of any Material Contract (defined below).

6.

The execution and delivery by the Company of the Underwriting Agreement and the Warrant Agency Agreement, the performance by the Company of its obligations thereunder and the issuance of the Common Stock, the Pre-Funded Warrants, the Closing Warrants and the Warrant Shares do not violate any judgment or order of any Federal or State governmental authority.

7.

The information in the Registration Statement and the Prospectus under the headings “Description of Securities We are Offering,” and in Part II of the Registration Statement under Item 15, in each case insofar as such statements purport to constitute summaries of legal matters or specific provisions of documents referred to therein, fairly summarize in all material respects the matters referred to therein.

8.

The Units, the Pre-Funded Units, the Common Stock, the Pre-Funded Warrants, Closing Warrants and the Warrant Shares have been or will be issued in compliance with applicable United States securities laws, rules and regulations and conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

9.

No consent, approval, authorization or other order of, or registration or filing with, any Federal or State governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of the Underwriting Agreement and the Warrant Agency Agreement, and the issuance and sale of the Common Stock, the Pre-Funded Warrants, the Closing Warrants and the Warrant Shares except for (i) the registration of the offer and sale of the Common Stock, the Pre-Funded Warrants, the Closing Warrants and the Warrant Shares under the Securities Act of 1933, as amended, which has been effected, and (ii) such consents, approvals, authorizations, orders and registrations or filings as may be required (A) under applicable State securities laws, as to which we express no opinion, (B) from the Financial Industry Regulatory Authority, Inc. as to which we express no opinion, and (C) from The Nasdaq Capital Market in connection with the purchase and distribution of the Common Stock, the Pre-Funded Warrants, the Closing Warrants and the Warrant Shares by the Underwriters, which has been obtained.

10.

To our knowledge, other than the contracts that described or referred to or are filed as exhibits to the Registration Statement (“Material Contract”), no other contracts are required to be described or referred to in or filed as exhibits to the Registration Statement or the Prospectus.

11.

Except as set forth in the Registration Statement or the Prospectus, the Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities.

12.

To our knowledge, other than as set forth in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending to which the Company, any director, officer or controlling shareholder is a party or of which any property of the Company is or the subject which, if determined adversely to the Company would have or may reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company, or any director, officer or controlling shareholder, or would prevent or impair the consummation of the transactions contemplated by the Underwriting Agreement and the Warrant Agency Agreement or which are required to be described in the Registration Statement and the Prospectus.

13.

The Company is not and, after giving effect to the offering and sale of the Units, the Pre-Funded Units, Common Stock, the Pre-Funded Warrants, the Closing Warrants and the Warrant Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

14.

The Registration Statement was declared effective by the Commission on May 29, 2020. No stop order suspending the effectiveness of the Registration Statement has been issued by the U.S. Securities and Exchange Commission (“Commission”) and to our knowledge, no proceeding for that purpose has been instituted by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by such Rule 424(b).

15.

The Registration Statement, including any information deemed to be part thereof pursuant to Rule 430A under the Securities Act, as of its effective date, and the Prospectus and as of its date (and, in each case, other than the Company’s financial statements and related schedules, and other financial and statistical data, contained therein or omitted therefrom, as to which we express no opinion or belief), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

We confirm to you that we are not representing the Company in any pending litigation in which the Company is a named defendant that challenges the validity or enforceability of the Underwriting Agreement or the Warrant Agency Agreement or seeks to enjoin the performance of the Underwriting Agreement or the Warrant Agency Agreement.

As counsel to the Company, we have participated in the preparation of the Registration Statement, the Preliminary Prospectus and Prospectus and have participated in discussions with directors, officers and other representatives of the Company and its subsidiaries and their independent auditors and with you and your representatives and your legal counsel at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus were discussed and have reviewed certain corporate records and documents furnished to us by the Company. We have not independently verified and are not passing upon and do not assume responsibility for, explicitly or implicitly, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.

Based on the foregoing and on our understanding of the United States federal securities laws and the experience we have gained in our practice thereunder, and relying as to certain factual matters on the representations and statements of the officers and other representatives of the Company and on the representations, warranties and covenants contained in the Underwriting Agreement and the Warrant Agency Agreement, no fact has come to our attention that causes us to believe that the Registration Statement, at the time it became effective, the Preliminary Prospectus or the Prospectus, as of its date and date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit B

CHIEF EXECUTIVE OFFICER’S

INTELLECTUAL PROPERTY CERTIFICATE

STATERA BIOPHARMA, INC.

March 24, 2022

Reference is hereby made to the Underwriting Agreement, dated as of March 22, 2022 (the “Underwriting Agreement”), by and between EF HUTTON, division of Benchmark Investments, LLC, as the representative of the underwriters (the “Representative”), and Statera Biopharma, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined have the meanings ascribed to them in the Underwriting Agreement.

The undersigned officer hereby certifies, solely in his capacity as the Chief Executive Officer of the Company and not in his individual capacity, that he is the duly authorized Chief Executive Officer of the Company, and does hereby further certify that to the best of his knowledge, information and belief after reasonable inquiry:

1.         All United States and international patent and trademark properties described in the Form S-3 Registration Statement as filed with the Securities and Exchange Commission (“SEC”) on May 21, 2020 (File No. 238578), the Prospectus related thereto, the Prospectus Supplement as filed with the SEC on February 7, 2022 and the Prospectus Supplement as filed with the SEC on March 23, 2022 are owned by the Company or a wholly-owned subsidiary under the Company’s control (referred to as the “Company IP Portfolio”). All assignment documents required to be recorded have been recorded with the United States Patent and Trademark Office (“USPTO”) showing ownership by the Company (or a wholly-owned subsidiary under the Company’s control) for the United States patent properties. All assignment documents required to be recorded have been recorded with the European Patent Office (“EPO”) and other Foreign patent agencies or offices (“OPO”) showing ownership by the Company (or a wholly-owned subsidiary under the Company’s control) for the non-United States patent properties.

2.         There are no pending or threatened legal or governmental proceedings, and there are no allegations on the part of any person or entity of infringement, to patent rights, trade secrets or other proprietary information or know-how of the Company with the sole exception of patent and trademark prosecution before the USPTO, EPO or the OPO, and no such proceedings are currently threatened or contemplated.

3.         The Company is not infringing or otherwise violating any patents of any person and, to my knowledge, no person is infringing or otherwise violating any of Company’s patents in the Company IP Portfolio, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company.

4.         The Company owns or possesses sufficient assignments, licenses, sub-licenses or other rights to use all patents, trade secrets or other proprietary information or know-how necessary to conduct the business now being or proposed to be conducted by Company as described in the Registration Statement, the Prospectus and Prospectus Supplement.

5.         All issued United States and foreign patents and trademarks listed in the Company IP Portfolio and all of licenses and sub-licenses are in force and are valid, enforceable and all issued United States and foreign patents and trademarks listed in the Company IP Portfolio are entitled to a statutory presumption of validity and of ownership by the recorded assignee in the United States and/or other Foreign country, as applicable. I am not aware of any facts that would form a reasonable basis for finding that any of the patents listed in the Company IP Portfolio are invalid or unenforceable.

6.         There are no asserted or, to my knowledge, unasserted claims of any person or entity relating to the scope or ownership of the patents and patent applications listed in the Company IP Portfolio or the rights under any licenses or sub-licenses held by the Company.

7.         There are no liens which have been filed against any patent or patent application in the Company IP Portfolio other than as disclosed in the Registration Statement or the Prospectus.

8.         There are no material defects of form in the preparation or filing of any patent or patent application in the Company IP Portfolio, the applications are being diligently prosecuted, and none of the applications are abandoned.

9.         The Company’s licenses and sub-licenses are duly executed, validly binding and enforceable in accordance with their terms and Company is not in default (declared or undeclared) of any material provision of such license. The Offering will not materially adversely alter the scope of Company’s rights in any aspect of the Company IP Portfolio or under any licenses or sub-licenses.

10.         All material information and pertinent prior art references known to the Company as material to the patentability of any pending claim, were disclosed to the USPTO, the EPO and the OPO during prosecution of patent applications, to the extent required under applicable law.

11.         None of prosecution counsel or the Company made any misrepresentation to, or concealed any material fact from, the USPTO, EPO or OPO during prosecution of any patent matter in violation of applicable law.

12.         The statements relating to Company’s patents and patent applications in the Registration Statement, the Prospectus and the Prospectus Supplement, at the time such Registration Statement became effective, as of the date of the filing of the Prospectus Supplement and as of the date of this certification, appear on their face to fairly summarize the matters described therein in all material respects. I am unaware of any other facts that cause me to believe that the above-described statements as of the date of this certification, (i) contained an untrue statement of a material fact, or (ii) omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

13.         All maintenance fees (or their equivalents) are current for the patent properties in the Company IP Portfolio.

14.         I am not aware of any inventorship disputes, formal or informal regarding any patent property in the Company IP Portfolio.

15.         I am not aware of any threatened or pending claim or dispute relating to any license or sub-license.

16.         The Company has not sought outside counsel to perform any freedom to operate searches in the United States or the European Union.

17.         The Company has not obtained any form of IP opinion for any aspect of the Company IP Portfolio.

18.         The Registration Statement, the Prospectus and the Prospectus Supplement do not contain any information with respect to the Company IP Portfolio that is either: (a) not already publicly available or (b) if not publicly available, then such information is the subject of an already-filed patent application by the Company.

[SIGNATURE APPEARS ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date set forth above.

STATERA BIOPHARMA, INC. By: _______________________ Michael K. Handley, Chief Executive Officer

[SIGNATURE PAGE OF CEO’S INTELLECTUAL PROPERTY CERTIFICATE]

Exhibit C

OFFICERS’ CERTIFICATE

OF

STATERA BIOPHARMA, INC.

March 24, 2022

Reference is hereby made to the Underwriting Agreement, dated as of March 22, 2022 (the “Underwriting Agreement”), by and between EF HUTTON division of Benchmark Investments, LLC, as Representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Representative”), and Statera Biopharma, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined have the meanings ascribed to them in the Underwriting Agreement.

The undersigned officers hereby certify, solely in their capacity as officers of the Company and not in their individual capacities, that they are the duly authorized Chief Executive Officer and Chief Financial Officer of the Company, and do hereby further certify that to the best of their knowledge, information and belief after reasonable inquiry:

(i) the conditions set forth in of Section 2.4 of the Underwriting Agreement has been satisfied;

(ii) as of the date hereof, the representations and warranties of the Company set forth in Article III of the Underwriting Agreement are accurate;

(iii) as of the date hereof, all agreements, conditions and obligations of the Company to be performed or complied with under the Underwriting Agreement on or prior thereto have been duly performed or complied with;

(iv) as of the date hereof, the Company has not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding;

(v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof or the Prospectus has been issued and no proceedings therefor have been initiated or threatened by the Commission;

(vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the rules and regulations of the Commission which are not so included or incorporated by reference; and

(vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Effect or any development involving a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the undersigned have signed this certificate as of the date set forth above.

STATERA BIOPHARMA, INC. By: ________________________ Michael K. Handley, Chief Executive Officer By: ________________________ Peter Aronstam, Chief Financial Officer

[SIGNATURE PAGE OF OFFICERS’ CERTIFICATE]

Exhibit D

SECRETARY’S CERTIFICATE

OF

STATERA BIOPHARMA, INC.

March 24, 2022

Reference is hereby made to the Underwriting Agreement, dated as of March 22, 2022 (the “Underwriting Agreement”), by and between EF HUTTON, division of Benchmark Investments, LLC, as Representative of the several underwriters named on Schedule I to the Underwriting Agreement (the “Representative”), and Statera Biopharma, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not defined have the meanings ascribed to them in the Underwriting Agreement.

The undersigned hereby certifies, solely in his capacity as the Secretary of the Company and not in his individual capacity, that he is the duly authorized Secretary of the Company, and does hereby further certify that to the best of his or her knowledge, information and belief after reasonable inquiry:

1.         A true and correct copy of the Certificate of Incorporation and Bylaws of the Company, together with all amendments to date (collectively, the “Charter Documents”), certified by the Secretary of State of the State of Delaware, is attached hereto as Exhibit A. The Charter Documents are in full force and effect on the date hereof. No action has been taken by the Company for the purpose of effecting any further amendment to or modification of the Charter Documents.

2.         A true and correct copy of the resolutions of the Board of Directors of the Company and of the Pricing Committee of the Board of Directors of the Company, duly adopted and approved by the Board of Directors of the Company and the Pricing Committee of the Board of Directors of the Company, respectively, are attached hereto as Exhibit B. Such resolutions have not been amended, modified or rescinded since their adoption and are in full force and effect as of the date hereof, and are the only resolutions relating to (a) the execution and delivery of the Underwriting Agreement, (b) the issuance and sale by the Company under the Underwriting Agreement of the Closing Units, the Closing Pre-Funded Units, the Closing Shares, the Closing Pre-Funded Warrants and Closing Warrants, the Common Stock issuable upon the exercise of the Closing Warrants and the Pre-Funded Warrants, the Option Shares and Common Stock issuable upon the exercise of the Option Warrants, and (c) the authorization of all actions required to be taken, or other documents required to be executed and delivered, in connection with any of the foregoing.

3.         Each person who, as a director or officer of the Company, signed, and delivered by facsimile, portable document file (.pdf) or otherwise, (a) the Underwriting Agreement and (b) any and all other documents or instruments executed and delivered to the Representative in connection with the transactions contemplated by the Underwriting Agreement, was duly elected or appointed, qualified and acting as such director or officer, and was duly authorized to execute and deliver such documents or other instruments at the respective times of such execution and delivery and, in the case of the certificates for the Common Stock, the making of true facsimiles or portable document files thereof.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date set forth above.

STATERA BIOPHARMA, INC. By:______________________ Name: Teifion Hill Title: Secretary

I, Michael K. Handley, Chief Executive Officer of the Company, do hereby certify that Teifion Hillis the duly elected, qualified and acting Secretary of the Company and that the signature set forth above her/his name is her/his genuine signature.

By: ________________________ Name: Michael K. Handley Title: Chief Executive Officer

[SIGNATURE PAGE OF SECRETARY’S CERTIFICATE]

EXHIBIT E

Parties Subject to Lock-Up Agreements

Clifford Selsky

Cozette McAvoy

Robert Buckheit, Jr.

Taunia Markvicka

Randy S. Saluck

Lea Verny

Michael K. Handley

Peter Aronstam

Christopher Zosh

Satish Chandran

EXHIBIT F

Form of Lock-Up Agreement

Lock-Up Agreement

for

Officers, Directors and 5% or Greater Shareholders

March 22, 2022

EF HUTTON,

division of Benchmark Investments, LLC

as Representative of the several Underwriters named on Schedule I attached hereto
590 Madison Avenue, 39th Floor

New York, New York 10022

Ladies and Gentlemen:

The undersigned, an officer, director and/or holder of common stock (the “Common Stock”), or rights to acquire shares of Common Stock (the “Shares”) of Statera Biopharma, Inc. (the “Company”), understands that you are the representative (the “Representative”) of several underwriters (collectively, the “Underwriters”), named or to be named in the final form of Schedule I to the underwriting agreement (the “Underwriting Agreement”) to be entered into among the Underwriters and the Company, providing for the public offering (the “Public Offering”) of securities of the Company (the “Securities”) pursuant to a registration statement (No. 333-238578) filed (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 29, 2020 and the Prospectus Supplement filed with the SEC on March 23, 2022.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Undersigned hereby agrees, for the benefit of the Company, the Representative and the other Underwriters that, without the prior written consent of the Representative, the Undersigned will not, during the period commencing on the date of this Lock-up Agreement and continuing and including the date that is one-hundred and eighty (180) days after the closing of the Public Offering (the “Lock-Up Period”), unless otherwise provided herein, directly or indirectly (a) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of (each a “Transfer”) any Relevant Security (as defined below) or otherwise publicly disclose the intention to do so, or (b) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) with respect to any Relevant Security or otherwise enter into any swap, derivative or other transaction or arrangement that Transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by the delivery of Relevant Securities, other securities, cash or other consideration, or otherwise publicly disclose the intention to do so. As used herein, the term “Relevant Security” means any Share, any unit, any warrant to purchase Shares or any other security of the Company or any other entity that is convertible into, or exercisable or exchangeable for, Shares or any other equity security of the Company, in each case owned beneficially or otherwise by the Undersigned on the date of closing of the Public Offering or acquired by the Undersigned during the Lock-Up Period.

The restrictions in the foregoing paragraph shall not apply to (a) any exercise (including a cashless exercise or broker-assisted exercise and payment of tax obligations), vesting or settlement, as applicable, by the Undersigned of options or warrants to purchase Shares or other equity awards pursuant to any stock incentive plan or stock purchase plan of the Company; provided that any Shares received by the Undersigned upon such exercise, conversion or exchange will be subject to the Lock-Up Period, (b) any establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Shares (a “Trading Plan”); provided that (i) the Trading Plan shall not provide for or permit any Transfers, sales or other dispositions of Shares during the Lock-Up Period and (ii) the Trading Plan would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (c) any Transfer of Shares acquired in open market transactions following the closing of the Public Offering, provided the Transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made, (d) the Transfer of the Undersigned’s Shares or any security convertible into or exercisable or exchangeable for Common Stock to the Company in connection with the termination of the Undersigned’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares, provided that no filing by any party under the Exchange Act shall be required or shall be made voluntarily within 45 days after the date the Undersigned ceases to provide services to the Company, and after such 45th day, if the Undersigned is required to file a report under the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock during the Lock-Up Period, the Undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the Undersigned’s employment, and no other public announcement shall be made voluntarily in connection with such transfer (other than the filing on a Form 5 made after the expiration of the Lock-Up Period), (e) the conversion of the outstanding securities into Shares, provided that any such Shares received upon such conversion shall be subject to the restrictions on Transfer set forth in this Lock-Up Agreement, or (f) the Transfer of Shares or any security convertible into or exercisable or exchangeable for Shares pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Common Stock involving a change of control (as defined below), provided that all of the Undersigned’s Relevant Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein. For purposes of this Lock-Up Agreement, “change of control” means any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of affiliated persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or more of the total voting power of the voting stock of the Company (or the surviving entity).

In addition, the Undersigned further agrees that, except for the Registration Statement or any registration statement on Form S-8, during the Lock-Up Period, the Undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the SEC any registration statement or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned, or (b) exercise any rights the Undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security beneficially owned by the Undersigned.

In furtherance of the Undersigned’s obligations hereunder, the Undersigned hereby authorizes the Company during the Lock-Up Period to cause the transfer agent for the Relevant Securities to decline to Transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the Undersigned is the record owner and the Transfer of which would be a violation of this Lock-Up Agreement and, in the case of the Relevant Securities for which the Undersigned is the beneficial owner but not the record owner, the Undersigned agrees that during the Lock Up Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to such Relevant Securities to the extent such transfer would be a violation of this Lock Up Agreement.

Notwithstanding the foregoing or anything contained herein to the contrary, the Undersigned may transfer the Undersigned’s Relevant Securities:

(i)	as a bona fide gift or gifts;

(ii)

To any immediate family member of the Undersigned, or to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the Undersigned or a member or members of the immediate family of the Undersigned;

(iii)

if the Undersigned is a corporation, partnership, limited liability company, trust or other business entity, (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Undersigned, (2) to partners, limited liability company members or stockholders of the Undersigned or holders of similar equity interests in the Undersigned, or (3) in connection with a sale, merger or transfer of all or substantially all of the assets of the Undersigned or any other change of control of the Undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Lock-Up Agreement;

(iv)	if the Undersigned is a trust, to the trustee or beneficiary of such trust or to the estate of a beneficiary of such trust;

(v)	by testate or intestate succession;

(vi)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(vii)	pursuant to the Underwriting Agreement; or

(viii)

the withholder of Shares by, or surrender of Shares to, the Company pursuant to a “net” or “cashless” exercise or settlement feature to cover taxes due upon or the consideration required in connection with the exercise of securities issued under an equity incentive plan or stock purchase plan of the Company;

provided, in the case of clauses (i)-(vi), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Underwriters and the Company to be bound by the terms of this Lock-Up Agreement, and (C) such transfer would not require any filing under Section 16(a) of the Exchange Act and no such filing is voluntarily made.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the Undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Shares, the Representative will notify the Company of the impending release or waiver and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The Undersigned, whether or not participating in the Public Offering, understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Lock-Up Agreement.

The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into this Lock-Up Agreement and that this Lock-Up Agreement has been duly authorized (if the Undersigned is not a natural person) and constitutes the legal, valid and binding obligation of the Undersigned, enforceable in accordance with its terms. Upon request, the Undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the Undersigned shall be binding upon the successors and assigns of the Undersigned from the date of this Lock-Up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, upon such date the Company, on the one hand, or you, on the other hand, notifies the other in writing that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement is not executed before March 15, 2022 (provided that the Company may, by written notice to the undersigned prior to March 15, 2022, extend such date for a period of up to an additional three months in the event that the Underwriting Agreement has not been executed by such date), (iii) the date that the Company withdraws the registration statement related to the Public Offering, or (iv) upon the termination (other than the provisions thereof that survive termination) of the Underwriting Agreement in accordance with the terms thereof prior to payment for and delivery of the Shares to be sold thereunder.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this Lock-Up Agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

In witness whereof, the Undersigned hereby agrees to the above on the date set forth above.

By: ______________________________
Name: ____________________________
Title: _____________________________

EXHIBIT G

CERTIFICATE OF CHIEF FINANCIAL OFFICER

OF

STATERA BIOPHARMA, INC.

This Certificate is furnished pursuant to Section 2.3(i) of that certain Underwriting Agreement dated as of March 24, 2022 (the “Underwriting Agreement”) by and between Statera Biopharma, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), and EF HUTTON, division of Benchmark Investments, LLC, the Representative of the underwriters (the “Representative”) under the Underwriting Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned, PETER ARONSTAM, the duly elected, qualified and acting Chief Financial Officer of the Company, hereby certifies on behalf of the Company in his capacity as Chief Financial Officer of the Company that:

(a)         All reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein) (“SEC Reports”), together with the Form S-3 Registration Statement as filed with the Securities and Exchange Commission (“SEC”) on May 21, 2020 (File No. 238578), the Preliminary Prospectus as filed with the SEC on March 22, 2022 related thereto and the Prospectus as filed with the SEC on March 23, 2022, comply as to form in all material respects with GAAP and the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, immaterial, year-end audit adjustments.

(b)         No written information provided by or on behalf of the Company to the Represenative in connection with the issuance of the Company’s Closing Units, Common Stock, Closing Pre-Funded Units, Closing Pre-Funded Warrants, Closing Warrants and the shares of Common Stock to be issued upon exercise of the Closing Warrants and the Closing Pre-Funded Warrants pursuant to the Underwriting Agreement (including the SEC Reports, Preliminary Prospectus and Prospectus), whether or not included in the SEC Reports, the Preliminary Prospectus or the Prospectus, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(c)         The Company's unaudited interim financial statements for the three and nine months ended September 30, 2021 comply as to form in all material respects with GAAP, except for normal, immaterial, year-end audit adjustments and no material modification needs to be made for the aforementioned unaudited interim financial statements to comply with GAAP. Such unaudited interim financial statements for the three and nine months ended September 30, 2021 comply with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

(d)         The Company's unaudited, preliminary revenue and other financial results for its fiscal year ended December 31, 2021 as set forth in the press release attached as Exhibit 99.1 to the Form 8-K filed with the SEC on February 22, 2022 as amended by the Form 8-K/A and exhibit filed with the SEC on March 8, 2022 ("Capsule Financial Statements") comply in all material respects with GAAP, except for normal, immaterial, year-end audit adjustments and no material modification needs to be made for the aforementioned unaudited interim financial statements to comply with GAAP. Such Capsule Financial Statements comply with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(e)         The Company has not sustained, nor does it presently foresee sustaining, any material loss or interruption of, or material interference with, any its businesses, operations, properties or assets, whether or not covered by insurance, resulting from any actual or threatened labor dispute, or any legal or governmental proceeding or any other foreseeable cause, except as set forth in the SEC Reports and Prospectus and Prospectus Supplement.

(f)         Since the date of the latest audited financial statements and the latest unaudited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans; and (vi) the Company has not entered into any material transactions not in the ordinary course of business, other than pursuant to the Underwriting Agreement or those liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

(g)         No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this Certificate is provided to the Representative .

(h)         There are no pro forma or “as adjusted” financial statements that are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and Prospectus pursuant to the rules and regulations of the SEC that are not so included or incorporated by reference.

(i)         There has been no action suit or proceeding, at law or in equity, pending or threatened against the Company or any Affiliate of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus.

(j)         No stop order applicable to the Company has been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission.

[SIGNATURES APPEAR ON THE NEXT PAGE.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate and caused this Certificate to be delivered this 24th day of March, 2022

By:_________________________________ Peter Aronstam, Chief Financial Officer

The undersigned, MICHAEL K. HANDLEY, the Chief Executive Officer of the Company, hereby certifies that Peter Aronstam, who executed the above Certificate, is the duly elected, qualified and acting Chief Financial Officer of the Company, and that the signature set forth above his name is his true and genuine signature.

By: ________________________________ Michael K. Handley, Chief Executive Officer

[SIGNATURE PAGE OF CHIEF FINANCIAL OFFICER’S CERTIFICATE]

EXHIBIT H

Form of Press Release

STATERA BIOPHARMA, INC.

March [___], 2022

Statera Biopharma, Inc. (the “Company”) announced today that EF Hutton, division of Benchmark Investments, LLC, acting as representative for the underwriters in the Company’s recent public offering of [  ] shares of the Company’s common stock, is [waiving] [releasing] a lock-up restriction with respect to [  ] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [  ], 20[  ], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.